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                                                                      EXHIBIT 11

                                   Exhibit 11
                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Calculation of Net Income Per Common Share
                   -------------------------------------------
                    (In thousands, except per share figures)
                                   (Unaudited)

                                                                   Three Months Ended
                                                                        January 31,
                                                                   1996             1995
                                                                 --------          ------
Primary:
-------
Net income                                                       $    652        $    275
                                                                   ======          ======
Weighted average number of common
  shares outstanding                                               11,607          11,370
Contingently issuable shares                                          100             222
                                                                   ------          ------
Weighted average number of common
  and common equivalent shares
  outstanding for earnings per share                               11,707          11,592
                                                                   ======          ======

Earnings per common share                                        $   0.06        $   0.02
                                                                   ======          ======



Fully Diluted:
---------------
Net income                                                       $    652        $    275
                                                                   ======          ======

Weighted average number of common
  shares outstanding                                               11,607          11,370
Contingently issuable shares                                          129             277
                                                                   ------          ------
Weighted average number of common
  and common equivalent shares
  outstanding for earnings per share                               11,736          11,647
                                                                   ======          ======

Earnings per common share                                        $   0.06        $   0.02
                                                                   ======          ======


                                       16


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